CONFIRMATION OF AUTHORIZATION
I, Anita J. Nigrel, the undersigned, hereby authorize and designate
Jill E. Abbate or Mary Ann DiLorenzo to sign and file Securities and
Exchange Commission Forms 3, 4 and 5 on my behalf for securities of
Suffolk Bancorp (SUBK).This authorization shall continue in effect until a written revocation is filed with the commission. This supersedes any previous power-of-attorney granted for this purpose.

Signature: /s/ Anita J. Nigrel
Dated: July 6, 2015

4 West Second Street P.O. Box 9000 Riverhead, New York 11901
P 631.208.2400